UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: January 22, 2007

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2007, John A. Feenan notified H.B. Fuller Company (the “Company”) that he would resign as Senior Vice President and Chief Financial Officer of the Company effective February 15, 2007. Mr. Feenan is leaving the Company to accept the position of Executive Vice President and Chief Financial Officer of John Maneely Company, a leading portfolio company of The Carlyle Group, a private equity firm. Mr. Feenan’s resignation will occur after the filing of the Company’s annual  report  on  Form 10-K for fiscal year 2006, which he will sign along with the associated certifications.

Effective February 16, 2007, James C. McCreary, Jr., 50, Vice President and Controller of the Company, will become the Interim Chief Financial Officer of the Company and will serve in such position until a permanent replacement for Mr. Feenan is appointed. Mr. McCreary has served as Vice President and Controller of the Company since November 2000, and will continue to serve in such capacities.

A copy of the press release issued by the Company on January 26, 2007, making these announcements is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of the Company issued on January 26, 2007 announcing the resignation of John A. Feenan as Senior Vice President and Chief Financial Officer of the Company and the appointment of James C. McCreary as Interim Chief Financial Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan General Counsel and Corporate Secretary

Date: January 26, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company issued on January 26, 2007 announcing the resignation of John A. Feenan as Senior Vice President and Chief Financial Officer of the Company and the appointment of James C. McCreary as Interim Chief Financial Officer of the Company.